EXHIBIT I-1
                              NEWGULF POWER VENTURE
                  For the Twelve Months Ended December 31, 1998
                               Statement of Income
                                   (Unaudited)
                                    ($000's)


Operating Revenues
    Electric revenues                           $ 2,642
                                            ------------


Operating Expenses                                2,380
General & Administrative                            145
Other Expenses                                      296
Depreciation & Amortization                         562
Interest Expense                                    457
                                            ------------
    Total Expenses                                3,840

Income Before Income Taxes                       (1,198)

Provision for Income Taxes                         (419)
                                            ------------


Net Income (Loss)                                $ (779)
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